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                                                                     EXHIBIT 5.1



                      [LETTERHEAD OF COOLEY GODWARD LLP]

                              5200 Carillon Point
                            Kirkland, WA 98033-7356
                               Main 425-893-7700
                               Fax  425-893-7777




January 23, 2001

Peet's Coffee & Tea, Inc.
1400 Park Avenue
Emeryville, California 94608


Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Peet's Coffee & Tea, Inc. (the "Company") of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") covering an underwritten public offering of up to 3,795,000 shares of common stock, including up to 2,682,623 shares to be sold by the Company (the "Company Shares"), 182,623 shares for which the Underwriters have been granted an over-allotment option, and up to 1,112,377 shares to be sold by certain selling shareholders (the "Selling Shareholder Shares"), 312,377 shares for which the Underwriters have been granted an over-allotment option (collectively, the "Common Stock").

In connection with this opinion, we have (i) examined and relied upon the Registration Statement and related Prospectus, the Company's Restated Articles of Incorporation and Bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below; (ii) assumed that the Amended and Restated Articles of Incorporation, as set forth in Exhibit 3.6 of the Registration Statement, shall have been duly approved and filed with the office of the Washington Secretary of State; and (iii) that the shares of Common Stock will be sold by the Underwriters at a price established by the Pricing Committee of the Board of Directors of the Company. Our opinion is expressed only with respect to the laws of the State of Washington.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Selling Shareholder Shares are, and the Company Shares when sold and issued in accordance with the Registration Statement and related Prospectus will be, validly issued, fully paid and non-assessable.
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Peet's Coffee & Tea, Inc.
January 23, 2001
Page Two


We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included on the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,



/s/ Christopher W. Wright
-------------------------
    Christopher W. Wright